EXHIBIT 99.2

UNAUDITED PROFORMA FINANCIAL INFORMATION

On January 1, 2015, Imprimis Pharmaceuticals, Inc. (the “Company”) completed the acquisition of all of the outstanding capital stock of South Coast Specialty Compounding, Inc. d/b/a Park Compounding (“Park”) from the previous owners (the “Park Sellers,” and such transaction, the “Park Acquisition”), pursuant to a Stock Purchase Agreement, dated November 26, 2014, by and among the Company, the Park Sellers, Park and the Seller Representative (as defined therein) (the “Park Purchase Agreement”). Park is a compounding pharmacy accredited by the Pharmacy Compounding Accreditation Board and is located in Irvine, California. On January 1, 2015 (the “Park Closing Date”), in connection with the closing of the Park Acquisition (the “Park Closing”), the Company paid to the Park Sellers an aggregate cash purchase price of $3,000,000, net of fees and expenses, a $100,000 payment for cash remaining in a Park bank account, and subject to adjustment based on the final calculation of Park’s working capital and certain other financial information, and issued to the Park Sellers 63,525 shares of the Company’s common stock, valued at $500,000 based on the average closing price of the common stock for the 10 trading days preceding the Park Closing. In addition, the Company is obligated to make 12 quarterly cash payments to the Park Sellers collectively of $53,125 each over the three years following the Park Closing, totaling $637,500. The Park Sellers have the option to receive the last six of such quarterly payments, totaling up to an aggregate of $318,750, in the form of 6,749 shares of the Company’s common stock for each such payment.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2014 includes the historical balance sheet of Imprimis Pharmaceuticals, Inc. as of December 31, 2014 and the historical balance sheet of Park, as of December 31, 2014. The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 includes the historical statement of operations of Imprimis Pharmaceuticals, Inc. and historical statement of income of Park for the year ended December 31, 2014, giving effect to the acquisition as if it had been consummated at the beginning of the fiscal year presented.

The pro forma statement of operations does not reflect any future operating efficiencies and cost savings resulting from the transaction. Unaudited pro forma condensed combined financial information is presented for information purposes only and is not necessarily indicative of the results that actually would have been realized had the acquisition been completed on the date indicated or which may be expected to occur in the future.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited historical financial statements and related notes of Imprimis Pharmaceuticals, Inc. which are incorporated by reference into this Form 8-K/A and the audited historical financial statements and related notes of Park, which are included as an exhibit in this Form 8-K/A.

The unaudited pro forma condensed combined financial information excludes costs associated with the integration and consolidation of the companies.

IMPRIMIS PHARMACEUTICALS, INC. & SOUTH COAST SPECIALTY COMPOUNDING, INC. d/b/a PARK COMPOUNDING

PRO FORMA CONDENSED COMBINED BALANCE SHEET

as of December 31, 2014

(Unaudited)

	Imprimis Pharmaceuticals, Inc.	South Coast Specialty Compounding, Inc.	Pro Forma Adjustments		Combined
ASSETS
Current assets
Cash and cash equivalents	$8,211,492	$124,713	$(3,215,000)	(a)	$5,121,205
Restricted short-term investments	150,264	-	-		150,264
Accounts receivable, net	81,322	398,757	-		480,079
Prepaid expenses and other current assets	240,401	-	-		240,401
Inventories	372,735	231,759	-		604,494
Total current assets	9,056,214	755,229	(3,215,000)		6,596,443
Intangible assets	610,994	-	2,625,000	(b)	3,235,994
Goodwill	331,621	-	772,720	(c)	1,104,341
Furniture and equipment, net	243,395	251,470	-		494,865
TOTAL ASSETS	$10,242,224	$1,006,699	$182,720		$11,431,643
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$786,675	$268,004	$-		$1,054,679
Accrued payroll and related liabilities	716,332	30,905	-		747,237
Customer deposits	1,683	36,318	-		38,001
Current portion of acquisition obligations	-	-	206,347	(d)	206,347
Current portion of contingent acquisition obligations	31,466	-	-		31,466
Current portion of capital lease obligations	24,112	3,549	-		27,661
Total current liabilities	1,560,268	338,776	206,347		2,105,391

Deferred acquisition contingent obligations, net of current portion	483,156	-	-		483,156
Deferred acquisition obligations, net of current portion	-	-	384,340	(d)	384,340
Accrued expenses, net of current portion	29,658	-	-		29,658
Capital lease obligations, net of current portion	18,968	-	-		18,968
TOTAL LIABILITIES	2,092,050	338,776	590,687		3,021,513
TOTAL STOCKHOLDERS’ EQUITY	8,150,174	667,923	(407,967)	(e)	8,410,130
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,242,224	$1,006,699	$182,720		$11,431,643

See accompanying notes to unaudited pro forma condensed combined financial statements

IMPRIMIS PHARMACEUTICALS, INC. & SOUTH COAST SPECIALTY COMPOUNDING, INC. d/b/a PARK COMPOUNDING

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2014

(Unaudited)

	Imprimis Pharmaceuticals, Inc.	South Coast Specialty Compounding, Inc.	Pro Forma Adjustments		Combined
Sales, net	$1,652,386	$4,077,765	-		$5,730,151
License revenues	7,860	-	-		7,860
Total revenues	1,660,246	4,077,765	-		5,738,011
Cost of sales	(1,092,839)	(2,071,411)	-		(3,164,250)
Gross profit	567,407	2,006,354	-		2,573,761
Operating Expenses:
Selling, general and administrative	10,477,496	1,382,081	396,453	(f)(g)	12,256,030
Research and development	236,660	-	-		236,660
Total operating expenses	10,714,156	1,382,081	396,453		12,492,690
Income (loss) from operations	(10,146,749)	624,273	(396,453)		(9,918,929)
Other income (expense):
Interest expense	(3,800)	(29)	(24,854)	(h)	(28,683)
Interest income	32,446	-	-		32,446
Total other income (expense), net	28,646	(29)	(24,854)		3,763
Net income (loss)	$(10,118,103)	$624,244	(421,307)		$(9,915,166)
Net (loss) per share of common stock, basic and diluted	$(1.11)				$(1.08)
Weighted average number of shares of common stock outstanding, basic and diluted	9,132,989				9,196,514

See accompany notes to unaudited pro forma condensed combined financial statements

IMPRIMIS PHARMACEUTICALS, INC. & SOUTH COAST SPECIALTY COMPOUNDING, INC. d/b/a PARK COMPOUNDING

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet as of December 31, 2014 and the unaudited pro forma combined statement of operations for the year ended December 31, 2014, are based on Imprimis Pharmaceuticals, Inc.’s (“the Company”) historical financial statements as of and for the year ended December 31, 2014, and the historical financial statements of South Coast Specialty Compounding, Inc. d/b/a Park Compounding (“Park”) as of and for the year ended December 31, 2014, after giving effect to the Company’s acquisition of Park on January 1, 2015 and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The Company is required to recognize the assets acquired and, liabilities assumed, measured at their fair values as of the acquisition date. Significant assumptions and estimates have been made in determining the purchase price and the allocation of the purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the purchase price measurement period as the Company finalizes the valuations of the net tangible assets, intangible assets and note payable considerations. These changes could result in material variances between its future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

Accounting Period Presented

The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the year ended December 31, 2014, are presented as if the Park acquisition occurred at the beginning of the fiscal year presented.

NOTE 2. PURCHASE PRICE ALLOCATION

On January 1, 2015, the Company acquired all of the outstanding capital stock of Park (the “Park Acquisition”) from Dennis Saadeh and Tina Sulic-Saadeh (the “Sellers”), such that Park became a wholly-owned subsidiary of the Company. The acquisition of Park permits the Company to further make and distribute its patent-pending proprietary drug formulations and other novel pharmaceutical solutions and introduces the Company to new geographic and compounded formulation markets.

The estimated acquisition date fair value of consideration transferred, assets acquired and liabilities assumed for Park are presented below and represent the Company’s best estimates.

Preliminary Fair Value of Consideration Transferred

At closing of the Park Acquisition (the “Park Closing”), the Company paid to the Sellers an aggregate cash purchase price of $3,000,000, net of fees and expenses, a $100,000 payment for cash remaining in a Park bank account and subject to adjustment based on the final calculation of Park’s working capital and certain other financial information, and issued to the Sellers 63,525 shares of the Company’s restricted common stock, valued at $500,000 based on the average closing price of the Company’s common stock for the 10 trading days preceding the Park Closing. In addition, the Company is obligated to make 12 quarterly cash payments to the Sellers collectively of $53,125 each over the three years following the Park Closing, totaling $637,500; provided that the Sellers will have the option to receive the last six of such quarterly payments, totaling up to an aggregate of $318,750, in the form of 6,749 shares of the Company’s common stock for each such payment.

Management applied a discount rate of 25% for the restricted common stock payment related to a lack of marketability associated with the holding period restriction. The total acquisition date fair value of the consideration to be transferred is estimated at approximately $4.1 million. The total acquisition date fair value of consideration transferred is estimated as follows:

Cash payment to sellers	$3,100,000
Common stock issuance to the Sellers	374,956
Deferred consideration to the Sellers	590,687
Total acquisition date fair value	$4,065,643

A liability of $590,687 will be recognized for an estimate of the acquisition date fair value of the deferred consideration.

Preliminary Allocation of Consideration Transferred

The identifiable assets acquired and liabilities assumed were recognized and measured as of the acquisition date based on their estimated fair values as of January 1, 2015, the acquisition date. The excess of the acquisition date fair value of consideration transferred over estimated fair value of the net tangible assets and intangible assets acquired was recorded as goodwill.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date.

Cash and cash equivalents	$124,713
Accounts receivable	398,757
Inventories	231,759
Furniture and equipment	251,470
Intangible assets	2,625,000
Total identifiable assets acquired	3,631,699
Accounts payable and accrued expenses	298,909
Other liabilities	39,867
Total liabilities assumed	338,776
Total identifiable assets less liabilities assumed	3,292,923
Goodwill	772,720

Net assets acquired	$4,065,643

Intangible Assets

In determining the fair value of the intangible assets, the Company considered, among other factors, the best use of the acquired assets, analyses of historical financial performance and estimates of future performance of Park sales. The fair values of the identified intangible assets related to the customer relationships, trade name, non-competition clause, and state pharmacy licenses. Customer relationships and the non-competition clause were calculated using the income approach. Trade name and state pharmacy licenses were calculated using the cost approach. The following table sets forth the components of identified intangible assets associated with the Park Acquisition and their estimated useful lives.

	Fair Value	Useful Life
Customer relationships	$2,383,000	3 - 15 years
Trade name	10,000	5 years
Non-competition clause	224,000	3 years
State pharmacy licenses	8,000	25 years
	$2,625,000

The Company determined the useful lives of intangible assets based on the expected future cash flows associated with the respective asset. Trade names represent the fair value of the brand and name recognition associated with the marketing of Park’s formulations and services. Customer relationships represent the expected benefit from future contracts and relationships which, at the date of acquisition, were reasonably anticipated to continue given the history and operating practices of Park.

The accompanying unaudited pro forma condensed combined statement of operations includes an adjustment to record amortization expense for the identifiable intangible assets of $281,453, for the year ended December 31, 2014, as if the acquisition had occurred on January 1, 2014.

Goodwill

Of the total estimated purchase price, $772,720 was allocated to goodwill. Goodwill represents the excess of the purchase price of the acquired business over the fair value of the underlying net tangible and intangible assets. Goodwill resulting from the business will be tested for impairment at least annually and more frequently if certain indicators are present. In the event the Company determines that the value of goodwill has become impaired, it will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made. None of the goodwill is expected to be deductible for income tax purposes.

NOTE 3. PRO FORMA AND RECLASSIFICATION ADJUSTMENTS

Pro forma adjustments are made to reflect the estimated purchase price, to adjust amounts related to Park’s net tangible assets and intangible assets to a preliminary estimate of the fair values of those assets and to reflect the amortization expense related to the estimated amortizable intangible assets. Additionally, the Company reclassified certain of Park’s balances to conform to the Company’s financial statement presentation.

The following describes the pro forma adjustments related to the Park Acquisition made in the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2014, and the unaudited pro forma combined statement of operations for the year ended December 31, 2014, giving effect to the acquisition as if it had been consummated at the beginning of the fiscal year presented:

(a)	To reflect the cash paid to the Sellers in connection with the Park Acquisition ($3,100,000) and estimated related transaction costs ($115,000).

(b)	To reflect the fair value of identifiable intangible assets acquired.

(c)	To reflect the fair value of the goodwill based on the net assets acquired as if the Park Acquisition occurred on January 1 of the period presented.

(d)	To reflect the estimated fair value of the deferred consideration owed to the Sellers in connection with the Park Acquisition ($590,687).

(e)	To reflect the estimated fair value of the issuance of the Company’s common stock as part of the Park Acquisition ($374,956), the elimination of Park’s stockholders’ equity ($667,923), offset by the estimated direct acquisition costs incurred by the Company ($115,000).

(f)	To reflect estimated amortization expense of identifiable intangible assets of $281,453, for the year ended December 31, 2014, as if the acquisition had occurred at the beginning of the fiscal year presented.

(g)	To reflect the estimated direct acquisition costs incurred by the Company of $115,000.

(h)	To reflect the estimated amortization of the note payable discount of $24,854, for the year ended December 31, 2014, as if the acquisition had occurred at the beginning of the fiscal year presented.

The fair value adjustments made herein and the allocation of purchase price is preliminary. The final allocation will be based on estimates and appraisals that will be finalized within one year of the closing of the Park Acquisition and based on the Company’s final evaluation of Park’s assets and liabilities, including both tangible and intangible assets. The final allocation of purchase price and the resulting effect on net income (loss) may differ from the pro forma amounts included herein. If the Company’s final purchase price allocation differs from the allocation used in preparing these pro forma combined condensed financial statements, the Company’s pro forma tangible and intangible assets and pro forma net income (loss) could be higher or lower. Goodwill represents the excess purchase price after all other intangibles have been identified, and, at this time, the Company has not completed its valuation analysis of intangible assets and will update these values in future filings.

The Company has not currently identified any pre-acquisition contingencies where a liability is probable and the amount of the liability can be reasonably estimated. If information becomes available to management prior to the end of the measurement period (no longer than 12 months after the closing of the acquisition), which would indicate that a liability as of the acquisition date is probable and the amount can be reasonably estimated, such items will be reflected in the acquisition accounting.

NOTE 4. PRO FORMA NET LOSS PER COMMON SHARE

The pro forma shares included in the calculation of the weighted average number of common shares outstanding required to calculate basic net loss per share assumes the issuance of an aggregate of 63,525 shares of common stock in connection with the acquisition of Park at the beginning of the fiscal year presented.

The calculation of the pro forma basic and diluted weighted average number of common shares outstanding for the year ended December 31, 2014 is as follows:

For the Year Ended
December 31, 2014
Weighted average shares of common stock outstanding	9,132,989
Common stock issuances paid to the Sellers	63,525
Pro forma weighted average shares of common stock outstanding	9,196,514